UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 29, 2006

ZYGO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12944	06-0964500

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Laurel Brook Road, Middlefield, CT	06455-0448

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 347-8506

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Result of Operations and Financial Condition.

          On March 29, 2006, Zygo Corporation (the “Company”) issued a press release announcing that its previously issued consolidated financial statements for its 2005 fiscal year and quarters and its interim consolidated financial statements for the first and second quarters of fiscal 2006, should not be relied upon because of errors in those financial statements and that such financial statements should be restated to make the necessary accounting adjustments. No determination has been made as yet as to the necessity to amend the Company’s financial statements filed with the Securities and Exchange Commission for periods prior to fiscal 2005. For further information, please see Item 4.02(a) below and the text of the press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

          The information furnished pursuant to this Item of the Current Report on Form 8-K (including the exhibits hereto) shall not be deemed to be “filed” under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Section 11 or 12(a)(2) of the Securities Act of 1933, as amended, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report and irrespective of any general incorporation language in such filing, unless the Company expressly states in such filing that such information is to be considered or incorporated by reference therein.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

          (a) The Company announced on March 29, 2006 that the Audit Committee of the Company’s Board of Directors has concluded, and the Company’s Board of Directors has approved, that the Company will be restating its previously issued consolidated financial statements for its fiscal year ended June 30, 2005, and its interim consolidated financial statements for each of the fiscal quarters of fiscal 2005 and the first and second quarters of fiscal 2006, because of inadvertent accounting errors in the consolidation of its intercompany revenues from certain of its foreign operations for those and prior periods. These matters were discovered by the Company during an internal tax review. The Audit Committee reached this conclusion after consultation with, and based upon the recommendation of, senior management and review of the pertinent facts that the Company’s consolidated financial statements for the 2005 fiscal year and its interim consolidated financial statements for each of the fiscal quarters of fiscal 2005 and the first and second quarters of fiscal 2006, should no longer be relied upon and should be restated to correct the failure to eliminate certain intercompany revenues attributed to its Singapore and Taiwan offices, which resulted in its overstating reported revenues.

          Based on current information, the aggregate effect of all corrections, including the related tax effects and minor other adjustments, is expected to result in, for the 2005 fiscal year, a reduction in revenues of approximately $0.8 million (from reported revenues of $142.2 million); in net income from continuing operations of approximately $0.8 million (from reported net income from continuing operations of $10.2 million); and in diluted earnings per share from continuing operations of approximately $0.04 (from reported diluted earnings per share from continuing operations of $0.56). Unaudited results for the first and second quarters of fiscal 2006 are also expected to be adjusted to reflect the after-tax effect of the elimination of the intercompany transactions and minor other adjustments, and thereby reduce revenues by approximately $0.3 million and $0.5 million (from reported revenues of $34.6 and $78.4 million) for the first quarter and half of fiscal 2006, respectively; net income by approximately $0.1 million and $0.3 million (from reported net income of $2.3 million and $6.2 million) for the first quarter and half of fiscal 2006, respectively; and diluted earnings per share by approximately $0.01 and $0.02 (from reported diluted earnings per share of $0.13 and $0.34) for the first quarter and half of fiscal 2006, respectively. A reduction in revenues of between $0.2 million and $0.4 million per year; in net income from continuing operations of $0.2 million or less per year; and in diluted earnings per share from continuing operations of $0.01 or less per year, for each of the Company’s 2002 through 2004 fiscal years is also expected. A reduction in revenues of approximately $0.2 million (from reported revenues of $129.5 million); in net income from continuing operations of approximately $0.4 million (from reported net income from continuing operations of $13.9 million); and in diluted earnings per share from continuing operations of approximately $0.03 (from reported diluted earnings per share from continuing operations of $0.87) for the Company’s 2001 fiscal year is also expected.

          The elimination of any such intercompany revenues is not expected to have an adverse effect on the Company’s business outlook for future fiscal periods, nor impact the Company’s cash position or future cash flows from operations.

          The Company has discussed the matters relating to the accounting errors in the consolidation of its intercompany revenues from certain of its foreign operations with KPMG LLP, the Company’s former independent registered public accounting firm, and Deloitte & Touche LLP, the Company’s present independent registered public accounting firm, as well as with UHY LLP, an independent registered public accounting firm that the Company has previously retained to assist it with its Sarbanes-Oxley documentation and controls. The Company is currently reviewing its findings with its present and former independent public accountants, and intends to file an amended Annual Report on Form 10-K for the year ended June 30, 2005 and an amended Quarterly Report on Form 10-Q for each of the first three quarters of fiscal 2005 and the first and second quarters of fiscal 2006, with the Securities and Exchange Commission (the “SEC”) promptly upon the completion of that review. The Company’s historical consolidated financial statements for the year ended June 30, 2005, and the quarters ended September 30, 2004, December 31, 2004, March 31, 2005, September 30, 2005 and December 31, 2005, should not be relied upon until these restated consolidated financial statements are filed with the SEC and the restatement information disclosed therein is fully considered. No determination has been made as yet as to the necessity to amend the Company’s financial statements filed with the SEC for periods prior to fiscal 2005.

          Management currently believes that all issues which will require restatement of the Company’s consolidated financial statements have been identified. Nonetheless, the estimated restatement amounts disclosed above remain unaudited and subject to adjustment.

          Management and the Audit Committee of the Company are evaluating the impact of the restatements of the previously issued financial statements on the Company’s assessments of the effectiveness of its internal control over financial reporting as of the applicable periods, including whether a material weakness existed in the Company’s internal control over financial reporting for those and other periods, and such assessment will be included in the amendments to the foregoing SEC filings, as appropriate. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Based on the definition of “material weakness” in the Public Company Accounting Oversight Board’s Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction With an Audit of Financial Statements, restatement of financial statements in prior filings with the SEC is a strong indicator of the existence of a “material weakness” in the design or operation of internal control over financial reporting.

          Statements contained in this document that disclose the Company’s or management’s intentions, expectations or predictions of the future, including expected restatement adjustments to previously issued consolidated financial statements, and possible material weaknesses in internal control over financial reporting are forward-looking statements. The actual amounts and effects of the Company’s restatement adjustments, and the number or type of material weaknesses in internal control over financial reporting, and the actual dates for its amended SEC filings, could differ materially from those projected in such forward-looking statements. A copy of the press release relating to the foregoing is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated March 29, 2006 issued by Zygo Corporation.*

* This exhibit is furnished with this Current Report on Form 8-K and shall not be deemed to be “filed” under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Section 11 or 12(a)(2) of the Securities Act of 1933, as amended, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report and irrespective of any general incorporation language in such filing, unless the Company expressly states in such filing that such information is to be considered or incorporated by reference therein.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION

Date: March 30, 2006	By: /s/ J. Bruce Robinson

Name: J. Bruce Robinson
Title: Chairman, President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press release dated March 29, 2006 issued by Zygo Corporation.